Exhibit 10.4

Cross-Reference: Official Record Book 12355, Page 143 (Mortgage) Official Record Book 12355, Page 188 (ALR) Hamilton County, Ohio records.

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER
ASSUMPTION AND MODIFICATION AGREEMENT
This ASSUMPTION AND MODIFICATION AGREEMENT (this "Agreement") dated this 6th day of January, 2017 by and among NATIONWIDE LIFE INSURANCE COMPANY, an Ohio corporation ("Lender"), CLP-SPF ROOKWOOD PAVILION LLC, a Delaware limited liability company ("Original Borrower"), and HGREIT II MADISON ROAD LLC, a Delaware limited liability company ("Borrower").
W I T N E S S E T H:
WHEREAS, Lender made a loan (the "Loan") to Original Borrower in the original principal amount of $29,000,000.00, and in connection with the Loan, Original Borrower executed and delivered to Lender (a) one certain Promissory Note, dated July 1, 2013, payable to the order of Lender, in the original principal sum of $29,000,000.00, with interest and principal payable as therein provided ("Note"), the payment of which Note is secured by, inter alia, an Open-End Mortgage and Security Agreement, dated July 1, 2013, recorded as Document No. 13-0089951, Official Record Book 12355, Page 143 in the Real Property Records of Hamilton County, Ohio, encumbering certain real and personal property described therein (all real and personal property rights so encumbered collectively being the "Property") including, without limitation, the land described in Exhibit A attached hereto and made a part hereof (the "Original Mortgage"), as affected by that certain Letter Agreement dated July 1, 2013 executed and delivered by Lender and acknowledged by Original Borrower (the "Side Letter" and the Original Mortgage, as modified by the Side Letter, the "Mortgage"), reference being here made to the Mortgage and the record thereof for all purposes;
WHEREAS, Original Borrower also executed (i) an Assignment of Leases, Rents and Profits, dated July 1, 2013, recorded as Document No. 13-0089952, Official Record Book 12355, Page 188 in the Real Property Records of Hamilton County, Ohio (the "Assignment of Leases"), reference being here made to the

Rookwood Pavilion
10883309v5    Loan No. 00-1102014

Assignment of Leases and the record thereof for all purposes, and (ii) an Indemnity Agreement, dated July 1, 2013, (the "Original Indemnity");
WHEREAS, in connection herewith, Borrower has executed and delivered to Lender that certain Indemnity Agreement of even date herewith in form and substance satisfactory to Lender (the "Indemnity");
WHEREAS, the Note, the Mortgage, the Assignment of Leases, the Original Indemnity and all other documents executed by Original Borrower in connection with or securing or evidencing the Loan are collectively referred to as the "Loan Documents";
WHEREAS, this Agreement, the Indemnity and all other documents executed and delivered in connection with Borrower's assumption of the Loan are collectively referred to as the "Assumption Documents";
WHEREAS, the Mortgage provides that the indebtedness secured by the Mortgage may, at the option of the holder of the same, be accelerated if Original Borrower or any assignee of Original Borrower sells or conveys any or all of the Property without the consent of Lender;
WHEREAS, Lender has been requested to consent to the transfer and conveyance of the Property from Original Borrower to Borrower and to the assumption of Original Borrower's obligations under the Loan Documents by Borrower and Lender is willing to so consent upon compliance with the terms and provisions of this Agreement; and
WHEREAS, Lender is the owner and holder of the Note, and Original Borrower is the owner of the legal and equitable title to the Property;
NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Conveyance of Property. Original Borrower is concurrently herewith conveying the Property to Borrower. For purposes of this Agreement, the transfer and conveyance of the Property shall be deemed to have occurred simultaneously with the recordation in the appropriate real property records of Hamilton County, Ohio, of the deed or deeds by which title to the Property is conveyed by Original Borrower to Borrower. Borrower hereby acknowledges and agrees that title to the Property and Borrower's interest therein, is encumbered by and subject to the liens, security interests, assignments and other terms, covenants, restrictions and provisions of the Loan Documents.
2.    Assumption by Borrower. Borrower hereby acknowledges and agrees that it hereby (i) assumes and promises to keep and perform all covenants and obligations on Original Borrower's part to be performed under all of the Loan Documents to the same extent as if Borrower were the original signatory thereto, and (ii) assumes and promises to pay the outstanding principal balance of the Note, with interest thereon, and all other sums required to be paid to Lender in accordance with the provisions of the Note and other Loan Documents, and to perform, comply with and abide by each and every one of the covenants, agreements and conditions contained and set forth in the Loan Documents.
3.    Conditions Precedent to Lender's Consent to Assumption by Borrower . Lender's consent and approval as set forth in Paragraph 4 below is conditioned upon the satisfaction of the following conditions precedent and, by execution and delivery of this Agreement, Lender hereby acknowledges and agrees that, subject to Section 7 hereof, such conditions precedent have been satisfied:

(a)    Original Borrower and Borrower shall have executed and delivered this Agreement to Lender.
(b)    Borrower shall have executed and delivered the Indemnity to Lender.
(c)    Original Borrower or Borrower shall have paid a total transfer fee for the transfer contemplated by this Agreement equal to one-half percent (0.5%) of the outstanding principal balance of the Note at the time of such transfer to Lender in connection with the transfer of the Property and the assumption of the Loan by Borrower less the $3,000 processing fee and shall have reimbursed Lender for any and all reasonable out-of-pocket costs and expenses and third-party costs incurred by Lender for the processing of said transfer, including, without limitation, counsel fees, recording and transfer fees, and title insurance costs and premiums. Original Borrower, Borrower and Lender agree that should the Loan Documents contain any provision defining or limiting a transfer fee or assumption fee, this Paragraph 3(c) shall control and supersede such provision.
(d)    Borrower shall have established an escrow with Lender for real estate taxes, assessments and insurance premiums in amounts determined by Lender to be held by Lender pursuant to Section 17 of the Mortgage.
(e)    Lender shall have received and approved such ownership documents and organizational documents as are requested by Lender.
(f)    Borrower shall have, at its sole cost and expense, obtained and delivered to Lender endorsements to Lender's title policy in accordance with Paragraph 9 below.
(g)    Borrower shall have executed and delivered to Lender a Certification of Non-Foreign Status in a form acceptable to Lender.
(h)    Borrower shall have delivered to Lender financing statements and/or financing statement amendments in form and substance reasonably satisfactory to Lender in all places necessary in connection with the perfection of Lender's security interest in the fixtures and other property described in the Mortgage.
(i)    Original Borrower shall have executed and contemporaneously filed of record, in the appropriate real property records of Hamilton County, Ohio, a deed or deeds in the form approved by Lender, pursuant to which title to the Property shall be conveyed to Borrower.
(j)    There shall be no secondary or subordinate financing of the Property in connection with the conveyance and transfer of the Property by Original Borrower to Borrower and no other changes to the status of title to the Property not approved by Lender.
(k)    Borrower shall deliver to Lender in form and substance satisfactory to Lender, an opinion of counsel to Borrower, stating, inter alia, that (i) Borrower is duly formed, legally existing and in good standing under the laws of the State of Delaware and is duly authorized to transact business in the State of Ohio; (ii) the execution of this Agreement and the other documents in connection with the assumption and modification of the Loan have been duly authorized by Borrower; (iii) Borrower has all requisite authority to own, lease and operate the Property; (iv) Borrower has all requisite authority to assume the obligations of Original Borrower pursuant to this Agreement; and (v) this Agreement and the other documents executed by Borrower in connection with the assumption and modification of the Loan have been duly executed and delivered by Borrower and that the Loan

Documents, as modified by this Agreement, are the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms.
(l)    Hines Interests Limited Partnership, a Delaware limited partnership ("HILP") shall manage the Property pursuant to that certain Property Management and Leasing Agreement dated as of January 6, 2017 between Borrower and HILP in form approved by Lender, and shall deliver an Acknowledgment of Property Manager in form and substance satisfactory to Lender.
(m)    Borrower shall have delivered to Lender evidence of insurance coverage for the Property in form and substance satisfactory to Lender.
4.    Consent to Assumption of Loan by Borrower. Subject to the conditions set forth in Paragraph 3 above and pursuant to Section 32 of the Mortgage:
(a)    Lender hereby consents to Borrower's purchase of the Property from Original Borrower, the conveyance of the Property to Borrower, and the assumption by Borrower of Original Borrower's covenants and obligations under the Loan Documents. Lender's consent to the transfer of the Property to Borrower is not intended to be and shall not be construed as consent to any subsequent transfer which requires Lender's consent pursuant to the terms of the Loan Documents.
(b)    From and after the date hereof, Lender hereby releases, remises, acquits and forever discharges Original Borrower, together with its employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Original Borrower's Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, accruing under the Loan Documents, and/or for or because of any matter or things done, omitted or suffered to be done by any of the Original Borrower's Released Parties, and in any way directly or indirectly arising out of or in any way connected to the Note, the Mortgage, the Assignment of Leases, the Original Indemnity or any other Loan Document, or any of the transactions associated therewith, or the Property, provided, however, that the foregoing release shall not cover any obligation or liability of Original Borrower under the Loan Documents arising prior to the date hereof (other than the obligations to pay principal and interest due under the Note) or any of the representations, covenants and obligations of Original Borrower contained in Paragraph 6 of this Agreement. The burden of proof under this subsection with regard to establishing the date upon which such obligations for payment, performance or indemnification arose shall be upon Original Borrower.
(c)    Lender, Original Borrower and Borrower each hereby acknowledge and agree that the sale and transfer of the Property by Original Borrower to Borrower, and Lender's consent thereto pursuant to this Agreement, constitutes a transfer of the Property without a change in the terms of the Loan permitted by Section 32 of the Mortgage, and therefore, all permitted transfer rights thereunder have been extinguished.
(d)    Lender shall amend its records to indicate that Borrower is the owner of the Property.
5.    Modification of the Loan Documents.

(a)    All references in the Loan Documents to the "Indemnity" shall mean the Original Indemnity executed and delivered by Original Borrower and the Indemnity executed and delivered by Borrower, as the context may require.
(b)    Sections 2 and 3 of the Side Letter are hereby deleted in their entirety and of no further force or effect.
(c)    Section 9(b) of the Note is hereby deleted in its entirety and replaced with the following:
"(b)    failure to pay any taxes which accrue prior to Lender taking control of the Property or to pay assessments, charges for labor or materials or any other charges that could result in liens on all or any portion of the Property; notwithstanding the foregoing, any such failure shall only trigger recourse liability if (A) at the time of such failure, Borrower had sufficient cash flow from the Property to pay such amounts but failed to do so; (B) Borrower had insufficient cash flow from the Property to pay any amounts owed prior to delinquency and failed to give Lender Written Notice thereof; or (C) Borrower escrows such amounts with Lender and Borrower has not made all required escrow deposits;"
(d)    Section 32 of the Mortgage is hereby amended to include the following subparagraph (f):
"(f)     Lender shall permit (i) the transfer, conveyance or pledge of direct or indirect limited partnership interests in the Fund LP, or (ii) the transfer, conveyance, or pledge of no more than forty-nine percent (49%) of the membership interests in Borrower, in the aggregate; provided, however, that for each such action all of the following conditions are satisfied:

a.	After giving effect to each and every such action, the following conditions shall be satisfied:

1.	the Main Fund and Fund LP continue to own, directly or indirectly, at least fifty-one percent (51%) of the beneficial ownership interests of Borrower;

2.	the Main Fund and Fund LP shall continue to directly or indirectly Control Borrower; and

3.	the Main Fund and Fund LP shall continue to be advised, directly or indirectly, by Hines Family in accordance with an Advisory Agreement;

b.	Hines and/or its affiliates shall continue to hold a $2,200,000 investment in the Main Fund (subject to devaluation due to declines in market values);

c.	Each transferee of a direct interest in Borrower or a direct interest in Fund LP complies with Lender's Patriot Act and OFAC requirements;

d.	Each transferee of an interest in the Main Fund (i) has been subject to commercially reasonable efforts taken by the Main

Fund's transfer agent and independent sales network to comply with Patriot Act and OFAC requirements; and (ii) with respect to a transferee of a five percent (5%) or greater ownership interest, complies with Lender's Patriot Act and OFAC requirements;

e.	No Event of Default has occurred under the Loan Documents;

f.	Borrower continues to hold title to the Property, and continues to be a single purpose entity after such transfer; and

g.
Borrower shall provide prompt written notice within thirty (30) days following (i) any transfer of five percent (5%) or more of any direct or indirect interest in the Main Fund or Fund LP to a single transferee and (ii) any transfer or pledge of five percent (5%) or more of the membership interests in Borrower.

The conditions to transfer described above shall not apply to the transfer, assignment, pledge, redemption or issuance of the publicly offered ownership interests in the Main Fund (collectively, the "Permitted Main Fund Transfers"), all of which shall be freely permitted without Lender's consent, provided that, after giving effect to each such action, an Advisory Agreement remains in full force and effect. Notwithstanding the foregoing, in the event that the independent directors of the Board of Directors of the Main Fund remove Hines Global REIT II Advisors, LP (or a successor advisor Controlled by the Hines Family) for a failure to perform under an Advisory Agreement in fulfillment of the independent directors’ obligations under Section 9.2 of the Articles of Amendment and Restatement of the Main Fund (the “Charter”) to, among other things, annually review the performance of the Advisor (a "Permitted Removal"), then the Permitted Main Fund Transfers shall be freely permitted without Lender's consent so long as (A) a replacement advisory agreement has been entered into with a Qualified Advisor, (B) within ten (10) days of such replacement Lender has been provided written notice of such replacement Qualified Advisor together with a copy of the replacement advisory agreement and a copy of the minutes from the meeting of the Board of Directors of the Main Fund during which the Permitted Removal was approved (which minutes Lender agrees to keep confidential unless required to be disclosed by any governmental agency or applicable law), and (C) within fifteen (15) days of such replacement, the Qualified Advisor has complied with Lender's Patriot Act and OFAC requirements. A Permitted Removal shall not include a termination of an Advisory Agreement under Section 9.5 of the Charter unless such termination is due to a failure of performance under Section 9.2 of the Charter. The replacement of Hines Global REIT II Advisors, LP (or any successor advisor Controlled by the Hines Family) as advisor by an advisor which is not Controlled by the Hines Family in connection with the renewal of an Advisory Agreement or at any time other than pursuant to a Permitted Removal shall be an Event of Default under the Loan Documents unless Lender consents to such replacement advisor in its sole discretion, in which event Borrower shall pay to Lender an administrative fee in an amount equal to ten (10) basis points (0.10%) of the principal balance of the Loan outstanding as of the date of such replacement of the advisor. Borrower shall be responsible for any costs or fees incurred by Lender in connection with its review of the replacement advisor.
As used herein, the following terms shall have the following meanings:
"Advisory Agreement" means either (i) that certain Advisory Agreement dated August 15, 2014 among Hines Global REIT II Advisors, LP, Fund LP, and Main Fund, as amended by that certain Amendment to Advisory Agreement dated as of December 4, 2014, and that certain Amendment No. 2 to Advisory Agreement dated as of April 13, 2016 and as affected by those certain Acknowledgment of Renewal and Extension of Advisory Agreement dated as of December 16, 2015 and December 8, 2016, subject to further renewals and modifications that do not change the advisor Controlling the day-to-day business and affairs of the Main Fund or (ii) an advisory agreement among the Main Fund, Fund LP and an entity Controlled by the Hines Family, providing services substantially similar to those services provided by externally – advised non-listed public REITs at the time of any relevant transfer and which allows the advisor to control the day-to-day business and affairs of the Main Fund.
"Control" means the power to direct the management, policies and day to day operations of a person or entity, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.
"Main Fund" means Hines Global REIT II, Inc., a Maryland corporation.
"Fund LP" means Hines Global REIT II Properties, LP, a Delaware limited partnership.
"Hines" means Hines Global REIT II Investor LP, a Delaware limited partnership.
"Hines Family" means Jeffrey C. Hines, Gerald D. Hines, their spouses, children and grandchildren (including children and grandchildren by adoption), and/or entities Controlled, directly or indirectly, by any of them.
“Qualified Advisor” means a reputable third party advisor which satisfies the following conditions: (i) the proposed entity and/or entities Controlled by the proposed entity, just prior to the engagement, has real estate assets similar to the Property under management with a current market value of at least $500,000,000.00; (ii) neither the proposed entity, nor any principal, partner, member, or other entity with more than a 20% beneficial ownership interest in the proposed entity, is involved in any litigation, investigations, indictments, or convictions of any civil or criminal activities, the result of which could have a material adverse effect, nor are there any outstanding criminal convictions or material monetary judgments which could have a material adverse effect; and (iii) no prior negative borrowing history with Lender."
6.    Representations, Warranties and Covenants to Lender.

(a)    Intentionally Omitted.
(b)    Original Borrower hereby represents, warrants, certifies and covenants to Lender that as of the date hereof:
(i)    Original Borrower has not made an assignment for the benefit of creditors;
(ii)    No application or petition has been filed for the appointment of a custodian, trustee, receiver or agent to take possession of any property of Original Borrower;
(iii)    Original Borrower is generally paying its debts as such debts become due;
(iv)    Original Borrower is not "insolvent" as that term is defined in Section 101(31) of the "Bankruptcy Code" (Title 11 of the United States Code; 11 U.S.C. §§ 101, et seq.);
(v)    Execution and delivery of this Agreement by Original Borrower and compliance by Original Borrower with the provisions of the Assumption Documents to which it is a party will not (A) violate or result in any breach of any of the terms, conditions or provisions of or constitute a default under any deed of trust, loan agreement, indenture or other contract or agreement to which Original Borrower is a party or by which Original Borrower or any of Original Borrower's or properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and does not violate or contravene any law, order, decree, rule or regulation to which Original Borrower is subject, (B) result in the creation of any lien, charge or encumbrance on the property or assets of Original Borrower or (C) violate the terms of (1) Original Borrower's organizational documents or (2) any order of any court or administrative agency entered in any proceeding to which Original Borrower was or is a party or, to the knowledge of Original Borrower, to which Original Borrower may be subject or be bound;
(vi)    The Note, Mortgage, the other Loan Documents and this Agreement constitute the legal, valid and binding obligations of Original Borrower enforceable, subject to bankruptcy, insolvency and other debtor relief laws, in accordance with their terms;
(vii)    The execution and delivery of, and the performance of the obligations under this Agreement and under the Loan Documents are within Original Borrower's power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action;
(viii)    There exists no uncured default under the Loan Documents and to the knowledge of Original Borrower, no event which with the passage of time or the giving of notice, or both, would constitute such a default under the Note, the Mortgage, the Assignment of Leases or any of the other Loan Documents;
(ix)    Each person executing this Agreement as a representative of Original Borrower has been duly authorized and has full power to execute and deliver this Agreement for, on behalf of, and in the name of Original Borrower, and to bind Original Borrower to the terms and conditions hereof;

(x)    Original Borrower has disclosed to Lender all material facts and has not failed to disclose any material facts that could cause any representation or warranty made herein to be materially misleading;
(xi)    The proceeds of the Loans have been fully disbursed and there is no requirement for future advances under the Note or other Loan Documents; and
(xii)    Original Borrower warrants, represents and covenants, as of the date hereof, that neither Original Borrower or any of its direct members, nor, to the knowledge of Original Borrower, any of its other affiliates is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224 issued on September 21, 2001 ("EO13224"), (ii) whose name appears on the United States Treasury Department's Office of Foreign Assets Control ("OFAC") most current list of "Specifically Designated Nationals and Blocked Persons" (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), (iii) who commits, threatens to commit or supports "terrorism", as that term is defined in EO13224, or (iv) who is otherwise affiliated with any entity or person listed in subparts (i) – (iii) above (any and all parties or persons described in subparts [i] – [iv] above are herein referred to as a "Prohibited Person").
(c)    Borrower hereby represents, warrants, certifies and covenants to Lender that as of the date hereof:
(i)    There is not pending against Borrower any petition in bankruptcy, whether voluntary or otherwise, or any other action brought under bankruptcy laws, and Borrower has not made an assignment for benefit of creditors;
(ii)    No application or petition has been filed for the appointment of a custodian, trustee, receiver or agent to take possession of any property of Borrower;
(iii)    Borrower is generally paying its debts as such debts become due;
(iv)    Borrower is not "insolvent" as that term is defined in Section 101(31) of the "Bankruptcy Code" (Title 11 of the United States Code; 11 U.S.C. §§ 101, et seq.);
(v)    Execution and delivery of this Agreement by Borrower and compliance by Borrower with the provisions of the Loan Documents and Assumption Documents will not (A) violate or result in any breach of any of the terms, conditions or provisions of or constitute a default under any deed of trust, loan agreement, indenture or other contract or agreement to which Borrower is a party or by which Borrower or any of Borrower's properties may be bound (nor would such execution and delivery constitute such a default with the passage of time or the giving of notice or both) and does not violate or contravene any law, order, decree, rule or regulation to which Borrower is subject, (B) result in the creation of any lien, charge or encumbrance on the property or assets of Borrower (other than the liens on the Property created by the Loan Documents) or (C) violate the terms of (1) Borrower's organizational documents or (2) any order of any court or administrative agency entered in any proceeding to which Borrower was or is a party or to which Borrower may be subject or be bound;
(vi)    The Certificate of Formation of Borrower dated August 31, 2016, filed with the Delaware Secretary of State on August 31, 2016, and the Limited Liability Company

Agreement dated August 31, 2016, as amended by First Amendment to Limited Liability company Agreement dated as of the date hereof (the "Borrower Governing Documents") have not been amended or altered and are in full force and effect as of the date hereof. Notwithstanding the provisions of the Borrower Governing Documents regarding transfers of its respective shareholder's, partner's or member's interests in Borrower or the Property, Borrower acknowledges that the terms, conditions and restrictions regarding such transfers contained in the Mortgage shall govern and a violation thereof shall permit Lender to declare a default or otherwise exercise the remedies provided for in the Mortgage or the other Loan Documents or Assumption Documents;
(vii)    The Articles of Amendment and Restatement of Hines Global REIT II, Inc., a Maryland corporation (the "GP"), dated August 15, 2014, filed with the Maryland Secretary of State on August 15, 2014, as supplemented by the Articles of Supplementary dated December 12, 2014, filed with the Maryland Secretary of State on December 12, 2014, as further supplemented by the Articles Supplementary dated August 6, 2015, filed with the Maryland Secretary of State on August 6, 2015, and the Amended and Restated Bylaws dated August 30, 2014, as amended by Amendment No. 1 to Amended and Restated Bylaws dated September 23, 2015 (the "GP Governing Documents") have not been amended or altered and are in full force and effect as of the date hereof. Notwithstanding the provisions of the GP Governing Documents regarding transfers of its respective shareholder's, partner's or member's interests in GP, Borrower or the Property, Borrower acknowledges that the terms, conditions and restrictions regarding such transfers contained in the Mortgage shall govern and a violation thereof shall permit Lender to declare a default or otherwise exercise the remedies provided for in the Mortgage or the other Loan Documents or Assumption Documents;
(viii)    The Certificate of Limited Partnership of Hines Global REIT II Properties, LP, a Delaware limited partnership ("Member"), dated July 30, 2013, filed with the Delaware Secretary of State on July 31, 2013, and the Second Amended and Restated Limited Partnership Agreement dated August 12, 2015 (the "Member Governing Documents") have not been amended or altered and are in full force and effect as of the date hereof. Notwithstanding the provisions of the Member Governing Documents regarding transfers of its respective shareholder's, partner's or member's interests in Member, GP, Borrower or the Property, Borrower acknowledges that the terms, conditions and restrictions regarding such transfers contained in the Mortgage shall govern and a violation thereof shall permit Lender to declare a default or otherwise exercise the remedies provided for in the Mortgage or the other Loan Documents or Assumption Documents;
(ix)    The Note, Mortgage, the other Loan Documents, and the Assumption Documents constitute the legal, valid and binding obligations of Borrower, enforceable, subject to bankruptcy, insolvency and other debtor relief laws, in accordance with their terms;
(x)    The execution and delivery of, and the performance of the obligations under the Assumption Documents and Loan Documents, and the ownership of the Property are within Borrower's power and authority without the joinder or consent of any other party and have been duly authorized by all requisite action;
(xi)    Borrower understands and hereby acknowledges all of the terms and provisions of the Loan Documents and Assumption Documents and reaffirms to Lender each of the covenants and agreements set forth in the Loan Documents for the time period from and after the date hereof with the same force and effect as if each were separately stated herein;
(xii)    Borrower hereby remakes each and every warranty and representation of the "borrower" set forth in the Loan Documents (other than the Original Indemnity and that certain Borrower's Certificate dated April 1, 2015 executed by Original Borrower in favor of Lender) for the time period from and after the date hereof with the same force and effect as if each were separately stated herein, but subject to the limitations thereon as are set forth in all similar representations in that certain Borrower's Certificate dated of even date herewith delivered by Borrower to Lender;
(xiii)    Each person executing this Agreement as a representative of Borrower has been duly authorized and has full power to execute and deliver this Agreement for, on behalf of, and in the name of Borrower, and to bind Borrower to the terms and conditions hereof;
(xiv)    The financial condition of Borrower as of the date of this Agreement has not adversely changed from the financial condition as indicated by the financial statements furnished to Lender and said financial statements are substantially true and accurate as of the date of this Agreement;
(xv)     Borrower has disclosed to Lender all material facts and have not failed to disclose any material facts that could cause any representation or warranty made herein to be materially misleading;
(xvi)    Borrower understands and acknowledges that the proceeds of the Loan have been fully disbursed and there is no requirement for future advances under the Note or other Loan Documents;
(xvii)    The assumption of the Loan by Borrower does not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. In addition, Borrower warrants, represents and covenants, as of the date hereof, that neither Borrower nor any of its respective affiliates is or will be a Prohibited Person. Borrower covenants and agrees that neither Borrower nor any of its affiliated entities will (i) conduct any business, nor engage in any transaction or dealing, with any Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224. Borrower further covenants and agrees to deliver to Lender any such certification or other evidence as may be requested by Lender in its sole discretion, confirming that (i) Borrower is not a Prohibited Person and (ii) Borrower has not engaged in any business, transaction or dealings with a Prohibited Person, including, but not limited to, the making or receiving of any contribution of funds, goods, or services, to or for the benefit of a Prohibited Person;
(xviii)    Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, the Mortgage and the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Mortgage, as requested by Lender in its sole discretion, that (i) Borrower is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:
(1)    Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);
(2)    Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or
(3)    Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. § 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940; and
(xix)    Borrower is a duly organized, validly existing limited liability company, in good standing under the laws of the State of Delaware, and is qualified to do business under the laws of the State of Ohio. Borrower is not in violation of any Federal or State laws relating to its structure, including, but not limited to, federal securities laws, blue sky laws, and other laws, or the rules or regulations of the Securities and Exchange Commission.
(d)    The representations, warranties and certifications made by Original Borrower and Borrower set forth herein are given to induce Lender to grant the consent set forth in Paragraph 4 above, with the knowledge that Lender will rely upon the truth of the statements made herein.
7.    Further Assurances. Original Borrower and Borrower, upon request from Lender, agree to execute such other and further documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein or to perfect the liens and security interests intended to secure the payment of the Loan evidenced by the Note; provided that no such other and/or further documents shall increase the obligations of Original Borrower and/or Borrower or decrease the rights of Original Borrower and/or Borrower. Borrower hereby authorizes Lender, at any time and from time to time, to file such financing statements and/or financing statement amendments on behalf of Borrower without Borrower's signature as Lender, in its sole discretion, deems necessary or desirable.
8.    Remedies. Original Borrower and Borrower each agree to indemnify, defend and hold Lender harmless against any loss, claim, damage, liability or expense (including without limitation reasonable attorneys' fees) incurred as a result of any representation or warranty made by Original Borrower or Borrower (each as to itself only) herein proving to be untrue in any material respect. If Borrower shall fail to keep or perform any of the covenants or agreements contained herein or if any statement, representation or warranty by Borrower contained herein is false, misleading or erroneous in any material respect, Borrower shall be deemed to be in default under the Mortgage, and Lender shall be entitled at its option to exercise any and all of the rights and remedies granted pursuant to the Mortgage, the Assignment of Leases or any of the other Loan Documents or Assumption Documents or to which Lender may otherwise be entitled, whether at law or in equity.
9.    Title Insurance. Contemporaneously with the execution and delivery hereof, Borrower shall, at its sole cost and expense, obtain and deliver to Lender a (i) Modification Endorsement and (ii) Date Down

Endorsement of Loan Policy of Title Insurance No. 102121 insuring the lien of the Mortgage and otherwise being in form and content acceptable to Lender.
10.    Other Provisions Unchanged. Except as specifically provided herein, the terms and provisions of the Loan Documents shall remain unchanged and shall remain in full force and effect. Any modification herein of the Loan Documents shall in no way affect the security of the Mortgage, the Assignment of Leases and the other Loan Documents for the payment of the Note. The Loan Documents as modified and amended hereby are hereby ratified and confirmed in all respects. All liens, security interests, mortgages and assignments granted or created by or existing under the Mortgage, the Assignment of Leases and the other Loan Documents remain unchanged and continue, unabated, in full force and effect, to secure Borrower's obligation to repay the Note.
11.    Lien Status. Original Borrower and Borrower each hereby acknowledge and agree that the security title, liens, security interests and assignments created and evidenced by the Mortgage and the assignment created by the Assignment of Leases are valid and subsisting and further acknowledge and agree that there are no offsets, claims or defenses to the Note, the Mortgage, the Assignment of Leases or any of the other Loan Documents. This Agreement and the Indemnity shall each be deemed to be a Loan Document.
12.    Acknowledgement of Assignment of Leases. Original Borrower and Borrower each hereby acknowledge and agree that Lender may exercise its rights relating to the Rents (as defined in the Assignment of Leases), in Lender's sole discretion and without prejudice to any particular remedy, otherwise allowed by applicable law.
13.    Merger. This Agreement supersedes and merges all prior and contemporaneous promises, representations and agreements with respect to the subject matter hereof. No modification of this Agreement, the Note, the Mortgage, the Assignment of Leases, the Indemnity or any of the other Loan Documents or Assumption Documents, or any waiver of rights under any of the foregoing, shall be effective unless made by supplemental agreement, in writing, executed by Lender and Borrower. Lender, Original Borrower and Borrower further agree that this Agreement may not in any way be explained or supplemented by a prior, existing or future course of dealings between the parties or by any prior, existing or future performance between the parties pursuant to this Agreement or otherwise.
14.    Notices. All notices, reports, requests or other written instruments required or permitted hereunder shall be in writing, signed by the party giving or making the same, and shall be sent hand-delivered, effective upon receipt, sent by United States Express Mail or by a nationally recognized overnight courier, effective upon receipt, or sent by United States registered or certified mail, postage prepaid, with return receipt requested, deemed effective on the earlier of the day of actual delivery as shown by the addressee's return receipt or the expiration of three (3) business days after the date of mailing, addressed to the party intended to receive the same at the address set forth below or at such other address as shall be given in writing by any party to another:

To Lender:            Nationwide Life Insurance Company
One Nationwide Plaza, Fifth Floor
Columbus, Ohio 43215
Attention: Real Estate Investments, 1-05-701
Loan No. 00-1102347

To Original Borrower:     CLP-SPF Rookwood Pavilion LLC

c/o Casto
250 Civic Center Drive, Suite 500
Columbus, Ohio 43215
Attention: Lisa Boveine
With a courtesy
copy to:             ROOKWOOD ACQUISITION COMPANY LLC
c/o J.P. Morgan Investment Management Inc.
270 Park Avenue
New York, NY 10017
Attention: Jeff Pisano

With a courtesy
copy to:            STROOCK & STROOCK & LAVAN LLP
180 Maiden Lane
New York, NY 10038
Attention: Brian Diamond, Esq.

To Borrower:	HGREIT II Madison Road LLC 2800 Post Oak Boulevard
Suite 4800
Houston, Texas 77056-618
Attention: Kevin L. McMeans
Fax No: (713) 966-2075
With a courtesy

copy to:	HGREIT II Madison Road LLC
c/o Hines Advisors Limited Partnership
2800 Post Oak Boulevard
Suite 4800
Houston, Texas 77056-618
Attention: Jason P. Maxwell, Esq.
Fax No: (713) 966-2075

With a courtesy

copy to:	Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002
Attention: Connie Simmons Taylor, Esq.
Fax No: (713) 229-7850
15.    Expenses of Lender. Contemporaneously with the execution and delivery hereof, Borrower or Original Borrower shall pay, or cause to be paid (in each case, to the extent not previously deposited with Lender), all reasonable out-of-pocket costs and expenses of Lender incident to the preparation hereof and the consummation of the transactions specified herein, without duplication, including without limitation title insurance policy premiums or endorsement charges, fees and expenses of legal counsel to Lender and recording fees.
16.    Release. Original Borrower and Borrower hereby release, remise, acquit and forever discharge Lender, together with its employees, agents, representatives, consultants, attorneys, fiduciaries, trustees, substitute trustees, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing are hereinafter referred to as the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, but only for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Note, the Mortgage, the Assignment of Leases or any of the other Loan Documents or Assumption Documents, or any of the transactions associated therewith, or the Property, including specifically but not limited to claims of usury, which in whole or part is caused by or arises out of the NEGLIGENCE of Lender. However, the foregoing release shall not apply to the extent that a matter covered thereby is caused by or arises out of the gross negligence or willful misconduct of any of the Released Parties. Original Borrower and Borrower hereby agree that Lender has no fiduciary or similar obligations to Original Borrower or Borrower and that their relationship is strictly that of creditor and debtor. This release is accepted by Lender pursuant to this Agreement and shall not be construed as an admission of liability on the part of Lender.
17.    Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.
18.    Severability of Provisions. If any covenant, condition or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition or provision shall not in any way affect any other covenant, condition or provision herein contained.
19.    Time of the Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Agreement.
20.    Representation by Counsel. The parties acknowledge and confirm that each of their respective attorneys has participated jointly in the review and revision of this Agreement and that it has not been written solely by counsel for one party. The parties hereto therefore stipulate and agree that the rule of construction to the effect that any ambiguities are to or may be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor either party against the other.
21.    Governing Law. The Note, Mortgage, this Agreement, the Indemnity and the other Loan Documents and Assumption Documents and the rights and duties of the parties thereunder and hereunder shall be governed for all purposes by the law of the State of Ohio and the law of the United States applicable to transactions within said State.
22.    Successors and Assigns. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their representatives, successors and assigns.
23.    Paragraph Headings. The paragraph headings set forth in this Agreement are for the convenience of the parties only, and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs in this Agreement.
24.    Final Agreement. Original Borrower and Borrower and Lender hereby take notice of and agree to the following:
(a)    THE NOTE, THE MORTGAGE, THE ASSIGNMENT OF LEASES, THE INDEMNITY, THE OTHER LOAN DOCUMENTS AND THIS AGREEMENT REPRESENT THE FINAL

AGREEMENT BETWEEN THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES THERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE OF LENDER TO
ASSUMPTION AND MODIFICATION AGREEMENT

IN WITNESS WHEREOF, this Agreement is executed under seal as of the date first above written.
NATIONWIDE LIFE INSURANCE
COMPANY, an Ohio corporation
By: /s/ Peter A. Lynch
Name: Peter A. Lynch
Title: Senior Investment Professional

STATE OF OHIO        §
§ ss:
COUNTY OF FRANKLIN    §
This instrument was acknowledged before me on January , 2017, by , of Nationwide Life Insurance Company, an Ohio corporation, on behalf of said corporation.

Notary Public
My Commission Expires:

Printed/Typed Name of Notary

SIGNATURE PAGE OF ORIGINAL BORROWER TO
ASSUMPTION AND MODIFICATION AGREEMENT

IN WITNESS WHEREOF, this Agreement is executed under seal as of the date first above written.
CLP – SPF ROOKWOOD PAVILION, LLC,
a Delaware limited liability company

By:	Rookwood Holding Company LLC, a Delaware limited liability company, its sole member

By:	Casto Lifestyle Properties, L.P., an Ohio limited partnership, its managing member

By:	CLP Management LLC, an Ohio limited liability company, its general partner

By:    /s/ Anthony A. Martin
Name: Anthony A. Martin
Title: Manager

STATE OF             :
: ss:
COUNTY OF             :

Sworn to and acknowledged before me, a Notary Public in and for said state, by , the of CLP Management LLC, an Ohio limited liability company, the general partner of Casto Lifestyle Properties, L.P., an Ohio limited partnership, the managing member of Rookwood Holding Company LLC, a Delaware limited liability company, the sole member of CLP – SPF Rookwood Pavilion, LLC, a Delaware limited liability company, for and on behalf of said limited liability company.

IN WITNESS WHEREOF, I have hereunder subscribed my name and affixed my notarial seal on this _____ day of ________________, 2016.

Notary Public

SIGNATURE PAGE OF BORROWER TO
ASSUMPTION AND MODIFICATION AGREEMENT

IN WITNESS WHEREOF, this Agreement is executed under seal as of the date first above written.
HGREIT II MADISON ROAD LLC,
a Delaware limited liability company

By: /s/ Janice Walker
Name: Janice Walker
Title: Authorized Agent

STATE OF _______________    §
§ ss:
COUNTY OF _____________    §
Sworn to and acknowledged before me, a Notary Public in and for said state, by , the of HGREIT II MADISON ROAD LLC, a Delaware limited liability company, for and on behalf of said limited liability company.

IN WITNESS WHEREOF, I have hereunder subscribed my name and affixed my notarial seal on this _____ day of ________, 2016.

Notary Public

Prepared by and
upon recordation return to:

Maxwell W. Gerwin, Esq.
Dinsmore & Shohl
255 East Fifth Street, Suite 1900
Cincinnati, Ohio 45202

EXHIBIT A

Legal Description

A-1